Exhibit 5.1

WHITEFORD, TAYLOR & PRESTON LLP 1021 E. CARY STREET, SUITE 2001 RICHMOND, VA 23219 www.whitefordlaw.com

June 30, 2026

Board of Directors

FLASH SPORTS & MEDIA HOLDINGS, INC.

8913 Regents Park Drive, Suite 550

Tampa, Florida 33647

RE:	Registration Statement on Form S-1

Board of Directors:

We have acted as counsel to Flash Sports & Media Holdings, Inc. a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, as may be amended (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the proposed offer and resale from time to time of up to 55,865,074 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) by the selling stockholder named in the Registration Statement (the “Shares”). The Shares are comprised of (i) (a) up to 131,027 shares of Common Stock, (b) up to 51,789,000 shares of Common Stock issued upon conversion of 51,789 shares of convertible preferred stock, par value $0.001 per share and (c) up to 2,720,000 shares of Common Stock issuable upon conversion of 2,720 shares of convertible preferred stock, par value $0.001 per share (the “Preferred Stock” or the “Preferred Shares,” and the shares of Common Stock issued or issuable upon conversion of the Preferred Shares, the “Conversion Shares”), which Preferred Shares were issued in connection with the merger with Flash Sports & Media, Inc., completed on February 17, 2026; (ii) 30,520 shares of Common Stock issued in connection with the Consulting Agreement on November 20, 2025; (iii) up to 186,000 shares of Common Stock issuable upon exercise of a Common Stock Purchase Warrant, dated March 23, 2026, with an initial exercise price of $2.50 per share (the “March Warrant”), and up to 186,000 shares of Common Stock issuable upon conversion of up to $465,000 of the outstanding principal amount of a Convertible Promissory Note, dated March 23, 2026, with an original principal amount of $1,395,000 (the “March Note”), each issued to Agile Hudson Partners LLC (“AHP”) pursuant to a Securities Purchase Agreement, dated March 23, 2026 (the “March Purchase Agreement”); and (iv) up to 154,166 shares of Common Stock issuable upon exercise of a Common Stock Purchase Warrant, dated April 7, 2026, with an initial exercise price of $18.00 per share (the “First April Warrant”), up to 26,000 shares of Common Stock issuable upon exercise of a Common Stock Purchase Warrant, dated April 7, 2026, with an initial exercise price of $0.01 per share (the “Second April Warrant”), and up to 642,361 shares of Common Stock issuable upon conversion of a Convertible Promissory Note, dated April 7, 2026, in the principal amount of $2,775,000 (the “April Note” and, together with the March Note, the “Notes”), each issued to AHP pursuant to a Securities Purchase Agreement, dated April 7, 2026 (the “April Purchase Agreement” and, together with the March Purchase Agreement, the “AHP Purchase Agreements”).

In rendering the opinion set forth below, we have examined and relied upon the Registration Statement and related prospectus, and originals or copies, certified or otherwise, of the Company’s organizational documents, Flash merger agreement, the Consulting Agreement, March Warrant, March Note, March Purchase Agreement, First April Warrant, Second April Warrant, April Note, April Purchase Agreement, and such other documents, records, certificates, memoranda and other instruments, and such others matters of fact and questions of law, as we have considered necessary or appropriate for purposes of this letter (collectively, the “Transaction Documents”). With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true, correct and complete. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have assumed that (i) at the time of offer and sale of any of the Shares, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect, and (ii) the Shares have been, and will be, acquired by the holders pursuant to the terms and conditions set forth in the Transaction Documents. To the extent the obligations of the Company with respect to the Shares may be dependent upon such matters, we also assume for purposes of this letter that each of the other parties under the Transaction Documents, as applicable, is duly authorized validly existing and in good standing under the laws of its jurisdiction of organization; that such party is duly qualified to engage in the activities contemplated by such Transaction Documents, as applicable; that such Transaction Documents, as applicable, have been duly authorized, executed and delivered by the other party and constitutes the valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Transaction Documents, as applicable, with all applicable laws and regulations; and such other party has the requisite organizational and legal power and authority to perform its obligations under such Transaction Documents, as applicable.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Shares to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The forgoing opinion is limited to the Delaware General Corporation Law, as currently in effect. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Whiteford, Taylor & Preston LLP

Whiteford, Taylor & Preston LLP